SEC File No.  333111910

		                File 424(b)(3)






OVERSTAMP:  Effective May 01,
2012 the Companys name has
changed to SinoExcel Energy
Limited.



Exhibit A (Form of Receipt)

No.
AMERICAN DEPOSITARY
SHARES (Each American
Depositary Share represents
10 deposited Shares)


THE BANK OF NEW YORK
AMERICAN DEPOSITARY
RECEIPT FOR ORDINARY SHARES
OF WITHOUT PAR VALUE OF
NORWOOD ABBEY LIMITED
(INCORPORATED UNDER THE
LAWS OF THE COMMONWEALTH
OF AUSTRALIA)

The	Bank	of	New	York	as
	depositary	(hereinafter	called the
Depositary), hereby certifies that  or
registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of Norwood Abbey
Limited, incorporated under the laws of
the Commonwealth of Australia (herein
called the Company). At the date hereof, each American Depositary Share represents 10 Shares which are either deposited or subject to deposit under the deposit agreement at the principal Sydney, New South Wales, Australia office of
Commonwealth Bank of Australia, the
principal Melbourne, Victoria, Australia office of National Australia Bank Limited and the principal Melbourne, Victoria,
Australia office of Australia and New
Zealand Banking Group Limited (herein
collectively called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.

  Its Corporate Trust Office is
located at 101 Barclay Street,
New York, N.Y. 10286, and its
principal executive office is
located at One Wall Street,
New York, N.Y. 10286.

THE
DEPOSITARYS
CORPORATE
TRUST OFFICE
ADDRES IS101
BARCLAY
STREET, NEW
YORK, N.Y.  10286





1 THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of, 2004, (herein called the Deposit Agreement), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit
Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such
Shares, securities, property, and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.

      The statements made on the face
and reverse of this Receipt are summaries of certain provisions of the Deposit
Agreement and are qualified by and
subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.  SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.

      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of
the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited
Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made (a) by the electronic transfer thereof of Shares through the facilities of CHESS or otherwise or the delivery of documents of title or other instruments evidencing title, as may be required under the Companys Constitution or applicable law or regulation in the name of the Owner hereof or as ordered by him and (b) by the delivery of any other securities, property and cash to which such Owner is then entitled in respect of this Receipt.
Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate
Trust Office of the Depositary or at such other place as may be designated by such Owner, provided that the forwarding of certificates for Shares or other Deposited
Securities for such delivery at the
Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of
Deposited Securities may not be
suspended subject only to (i) temporary
delays caused by closing the transfer
books of the Depositary or the Company
or the deposit of Shares in connection
with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited
Securities.


3 TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.

      The transfer of this Receipt is
registrable without unreasonable delay on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one
Receipt, evidencing the same aggregate
number of American Depositary Shares
as the Receipt or Receipts surrendered.
As a condition precedent to the
execution and delivery, registration of
transfer, splitup, combination, or
surrender of any Receipt or withdrawal
of any Deposited Securities, the
Depositary, the Custodian, or Registrar
may require payment from the depositor
of the Shares or the presentor of the
Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto
(including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require (a) the production of proof satisfactory to it as to the identity and genuineness of any signature, (b) compliance with any laws or regulations, relating to depositary receipts in general or to the withdrawal or sale of Deposited Securities, (c) delivery of such certificates as the Company may from time to time specify in writing to the Depositary to assure compliance with the Securities Act of 1933 and the rules and regulations thereunder and (d) compliance with such reasonable procedures, if any, as the Depositary may establish consistent with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, this Article 3.

      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer
books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of Article 22 hereof. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding
Receipts and withdrawal of Deposited
Securities may not be suspended subject
only to (i) temporary delays caused by
closing the transfer books of the
Depositary or the Company or the
deposit of Shares in connection with
voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the
Depositary shall not knowingly accept
for deposit under the Deposit Agreement
any Shares required to be registered
under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.


4 LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.

      If any tax or other governmental
charge shall become payable with respect to any Receipt, any American Depositary
Share or any Deposited Securities
represented by any American Depositary
Share evidenced hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of such Receipt (or any splitup or combination thereof) or any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary
Shares evidenced by such Receipt until
such payment is made, and may withhold
any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.





5 WARRANTIES ON DEPOSIT OF
SHARES.

      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and proper evidence of
title therefore are validly issued, fully paid, nonassessable, and free of any pre emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares would not be Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance or cancellation of Receipts.

6 FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.

      Any person presenting Shares for
deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Corporations Law of Australia, the Foreign Acquisitions and
Takeovers Act 1975, the Constitution of
the Company and exchange control
regulations, as indicated to the Depositary by the Company, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably instruct in writing the Depositary to require. The Depositary may, and at the reasonable written request of the Company shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No
Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Commonwealth of Australia, if any, which is then performing the function of the regulation of currency exchange. The Depositary shall provide the Company, upon the Companys reasonable written request and at its expense, in a timely manner, with copies of any information or other material which it receives pursuant to this Article
6.  Each Owner and Beneficial Owner
agrees to provide any information
requested by the Company or the
Depositary pursuant to this Article 6.

7 CHARGES OF DEPOSITARY.

      The Company agrees to pay the
fees, reasonable expenses and
outofpocket charges of the Depositary
and those of any Registrar only in
accordance with agreements in writing
entered into between the Depositary and
the Company from time to time. The
Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The following charges shall
be incurred by any party depositing
or withdrawing Shares or by any
party surrendering Receipts or to
whom Receipts are issued
(including, without limitation,
issuance pursuant to a stock
dividend or stock split declared by
the Company or an exchange of
stock regarding the Receipts or
Deposited Securities or a
distribution of Receipts pursuant to
Section 4.03 of the Deposit
Agreement), or by Owners, as
applicable: (1) taxes and other
governmental charges, (2) such
registration fees as may from time
to time be in effect for the
registration of transfers of Shares
generally on the Share register of
the Company or Foreign Registrar
and applicable to transfers of Shares
to or from the name of the
Depositary or its nominee or the
Custodian or its nominee on the
making of deposits or withdrawals
under the Deposit Agreement, (3)
such cable, telex and facsimile
transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the
conversion of foreign currency
pursuant to Section 4.05 of the
Deposit Agreement, (5) a fee of
$5.00 or less per 100 American
Depositary Shares (or portion
thereof) for the execution and
delivery of Receipts pursuant to
Section 2.03, 4.03 or 4.04 of the
Deposit Agreement, and the
surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less
per American Depositary Share (or
portion thereof) for any cash
distribution made pursuant to the
Deposit Agreement including, but
not limited to Sections 4.01 through
4.04 thereof, (7) a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit
Agreement, such fee being in an
amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above
which would have been charged as
a result of the deposit of such
securities (for purposes of this
clause (7) treating all such securities
as if they were Shares), but which
securities are instead distributed by
the Depositary to Owners, (8) a fee
of $.02 or less per American
Depositary Share (or portion
thereof) for depositary services,
which will accrue on the last day of
each calendar year and which will
be payable as provided in clause (9)
below; provided, however, that no
fee will be assessed under this
clause (8) if a fee was charged
pursuant to clause (6) above during
that calendar year and (9) any other
charge payable by the Depositary,
any of the Depositarys agents,
including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of
Shares or other Deposited Securities
(which charge shall be assessed
against Owners as of the date or
dates set by the Depositary in
accordance with Section 4.06 of the
Deposit Agreement and shall be
payable at the sole discretion of the
Depositary by billing such Owners
for such charge or by deducting
such charge from one or more cash
dividends or other cash
distributions).

      The Depositary, subject to
Article (8) hereof, may own and deal in
any class of securities of the Company
and its affiliates and in Receipts.

8 PRERELEASE OF RECEIPTS.

      Notwithstanding Section 2.03 of
the Deposit Agreement, the Depositary
may execute and deliver Receipts prior to the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a
PreRelease).  The Depositary may,
pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the
receipt and cancellation of Receipts which have been PreReleased, whether or not such cancellation is prior to the termination of such PreRelease or the Depositary knows that such Receipt has been PreReleased. The Depositary may receive Receipts in lieu of Shares in satisfaction of a PreRelease. Each
PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts or
Shares are to be delivered that such
person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American
Depositary Shares which are outstanding
at any time as a result of PreReleases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

      The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.

9 TITLE TO RECEIPTS.

      It is a condition of this Receipt
and every successive Owner and
Beneficial Owner of this Receipt by
accepting or holding the same consents
and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York;
provided, however, that until a Receipt
shall have been transferred on the books of the Depositary as provided in Section
2.04 of the Deposit Agreement, the
Company and the Depositary,
notwithstanding any notice to the
contrary, may treat the person in whose
name this Receipt is registered on the
books of the Depositary as the absolute
Owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in the Deposit Agreement or for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.


10 VALIDITY OF RECEIPT.

      This Receipt shall not be entitled
to any benefits under the Deposit
Agreement or be valid or obligatory for
any purpose, unless this Receipt shall
have been executed by the Depositary by
the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11 REPORTS; INSPECTION OF
TRANSFER BOOKS.

      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the Securities and Exchange Commission by foreign law or otherwise under Rule
12g32(b) under the Securities Exchange
Act of 1934.  Such reports and
communications will be available for
inspection and copying by Owners and
Beneficial Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.

      The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office
any reports and communications,
including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also, upon written request, send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12 DIVIDENDS AND
DISTRIBUTIONS.

      Whenever the Depositary receives
any cash dividend or other cash
distribution on any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States Dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit
Agreement, if applicable) to the Owners
of Receipts entitled thereto; provided,
however, that in the event that the
Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

      Subject to the provisions of
Section 4.11 and Section 5.09 of the
Deposit Agreement, whenever the
Depositary receives any distribution
other than a distribution described in
Sections 4.01, 4.03 or 4.04 of the
Deposit Agreement, the Depositary will
cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary
Shares representing such Deposited
Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution;
provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If any distribution consists of a dividend in, or free distribution of, Shares, the
Depositary may distribute to the Owners
of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American
Depositary Shares representing the
amount of Shares received as such
dividend or free distribution, subject to the terms and conditions of the Deposit
Agreement with respect to the deposit of Shares and the issuance of
American Depositary Shares evidenced by
Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit
Agreement and the payment of the fees
and expenses of the Depositary as
provided in Article 7 hereof and Section
5.09 of the Deposit Agreement.  The
Depositary may withhold any such
distribution of Receipts if it has not
received satisfactory assurances from the
Company that such distribution does not
require registration under the Securities
Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional
American Depositary Shares in any such
case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.  In the
event that the Depositary determines that any distribution in property (including
Shares and rights to subscribe therefore) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefore) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13 RIGHTS.

      In the event that the Company shall
offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefore in such form as it deems appropriate. In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

      If the Depositary has distributed
warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement,
execute and deliver Receipts to such
Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

      If the Depositary determines in its
discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary
Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit
Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

      The Depositary will not offer
rights to Owners unless both the rights
and the securities to which such rights
relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create, any obligation on the part of the Company to file a registration statement under the Securities Act of 1933 with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective or otherwise to register such rights or securities under any other applicable laws for any purpose. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.




14 CONVERSION OF FOREIGN
CURRENCY.

      Whenever the Depositary or the
Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United
States, the Depositary shall convert or
cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit
Agreement.

      If such conversion or distribution
can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

      If at any time the Depositary shall
determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

      If any such conversion of foreign
currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the
Depositary to, or hold such balance
uninvested and without liability for
interest thereon for the respective accounts of, the Owners entitled thereto.

15 RECORD DATES.

      Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited
Securities, or whenever the Depositary
shall receive notice of any meeting of
holders of Shares or other Deposited
Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee assessed by the Depositary pursuant to the Deposit
Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit
Agreement.



16 VOTING OF DEPOSITED
SECURITIES.

      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in
writing by the Company, the Depositary
shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Australian law and of the Constitution of the Company and any other provisions governing Deposited
Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary
Shares and (c) a statement as to the
manner in which such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited
Securities, other than in accordance with such instructions or deemed instructions.
If no instructions are received by the
Depositary from any Owner with respect
to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners
Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities; provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the
Depositary (and the Company agrees to
provide such information as promptly as
practicable in writing) that (x) the
Company does not wish such proxy given,
(y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

      There can be no assurance that
Owners generally or any Owner in
particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.


17 CHANGES AFFECTING
DEPOSITED SECURITIES.

      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change
in nominal value, change in par value,
splitup, consolidation, or any other
reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the existing
Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.



      Immediately upon the occurrence
of any such splitup, consolidation or any other reclassification, or conversion or exchange, covered by Section 4.08 of the Deposit Agreement in respect of
Deposited Securities, the Company shall
notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, the Depositary shall give notice thereof, at the Companys expense, to all Owners.

18 LIABILITY OF THE COMPANY
AND DEPOSITARY.

      Neither the Depositary nor the
Company nor any of their respective
directors, officers, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, (i) if by reason of any provision of any present or future law or regulation of the United States, the Commonwealth of Australia or any other country, or of any other governmental or regulatory authority or stock exchange or automated quotation system (including, without limitation, the NASDAQ National
Market, or by reason of any provision,
present or future, of the Constitution of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company (or any of their respective directors, officers, employees, agents or affiliates) shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed, (ii) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement,
(iv) for the inability of any Owner or
Beneficial Owner to benefit from any
distribution, offering, right or other
benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Beneficial
Owners, or (v) for any special,
consequential or punitive damages for any breach of the terms of the Deposit
Agreement. Where, by the terms of a
distribution pursuant to Sections 4.01,
4.02, or 4.03 of the Deposit Agreement,
or an offering or
distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary nor any of their respective directors, officers, employees, agents and affiliates assume any obligation or shall be subject to any liability under the Deposit
Agreement to Owners or Beneficial
Owners of Receipts, except that they
agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad
faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.
Neither the Depositary nor the Company
nor any of their respective directors,
officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it (in its sole discretion) in expense or liability. Neither the Depositary nor the Company nor any of their respective directors, employees, officers, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial
Owner of a Receipt, or any other person
believed by it in good faith to be
competent to give such advice or
information. Each of the Depositary, the Company and their directors, officers, employees, agents and controlling persons may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.
The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, officers, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts,
American Depositary Shares or Deposited
Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, officers, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, officers, employees, agents and affiliates. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19 RESIGNATION AND REMOVAL
OF THE DEPOSITARY.

      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its
election so to do delivered to the
Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 120
days prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.
Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.


20 AMENDMENT.

      The form of the Receipts and any
provisions of the Deposit Agreement may
at any time and from time to time be
amended by agreement between the
Company and the Depositary without the
consent of Owners or Beneficial Owners
of Receipts in any respect which they
may deem necessary or desirable.  Any
amendment which shall impose or
increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding
Receipts until the expiration of thirty
days after notice of such amendment
shall have been given to the Owners of
outstanding Receipts. Every Owner of a
Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to
consent and agree to such amendment
and to be bound by the Deposit
Agreement as amended thereby. In no
event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive
therefore the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.





21 TERMINATION OF DEPOSIT
AGREEMENT.

      The Depositary shall at any time at
the direction of the Company terminate
the Deposit Agreement by mailing notice
of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding; at least 30 days prior to the date of termination, if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt, will upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary
Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, shall not accept deposits of Shares (and shall so instruct each Custodian), and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary
(after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited
Securities then held under the Deposit
Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then
held by it thereunder, unsegregated and
without liability
for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses of the Deposit Agreement.

22 DISCLOSURE OF INTERESTS.

      The Company may from time to
time request Owners to provide
information as to the capacity in which
such Owners own or owned Receipts and
regarding the identity of any other
persons then or previously interested in such Receipts and the nature of such interest. Each Owner agrees to provide any information requested by the
Company or the Depositary pursuant to
Section 3.04 of the Deposit Agreement.
The Depositary agrees to comply with
reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of Deposited Securities, other
Shares and other securities to the
Company or other persons and may
provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Companys instructions in respect of any such enforcement or limitation.



23 SUBMISSION TO JURISDICTION;
WAIVER OF IMMUNITIES.

      In the Deposit Agreement, the
Company has (i) appointed Mark R.
Saunders, 405 Lexington Avenue, 45th
Floor, New York, New York 10174, as
the Companys authorized agent upon
which process may be served in any suit
or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the
Receipts or this Agreement, (ii)
consented and submitted to the
jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

      To the extent that the Company or
any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited
Securities, the American Depositary
Shares, the Receipts or the Deposit
Agreement, the Company, to the fullest
extent permitted by law, hereby
irrevocably and unconditionally waives,
and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.











































	04/26/2012